UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 29, 2001



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)



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ITEM 5.   OTHER EVENTS.


          On June 29, 2001, Conseco, Inc. ("Conseco") closed the public offering of $400.0 million of 10 3/4 percent senior notes due 2008 (the "Notes"). The Notes were priced at 98.816 percent of par. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2001. The Notes are senior unsecured obligations and rank equally with all existing and future unsecured senior indebtedness of Conseco.

         Proceeds from the offering of approximately $385.7 million (after underwriting discounts and estimated offering expenses) will be used by Conseco for the repayment of outstanding indebtedness.












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

ITEM 7(c).   EXHIBITS.

 1.1 Underwriting Agreement dated June 26, 2001

 4.1 First Supplemental Indenture dated June 29, 2001

 4.2 Form of 10 3/4% Note due June 15, 2008

 5.1 Opinion of David K. Herzog

12.1 Computation of Ratio of Earnings to Fixed Charges, Preferred Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

23.1 Consent of David K. Herzog (included in Exhibit 5.1)








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

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSECO, INC.


DATE:  June 29, 2001
                                       By:  /s/ CHARLES B. CHOKEL
                                           ----------------------------------
                                           Name:  Charles B. Chokel
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


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